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                                                                    Exhibit 23.1


CONSENT OF DELOITTE & TOUCHE, LLP



IDEX Corporation:

        We consent to the incorporation by reference in Registration Statement of IDEX Corporation on Form S-8 of our reports dated January 23, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2002 (Registration Statement No. 001-10235).

/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE, LLP
Chicago, Illinois
April 25, 2003